UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

February 14, 2023

AMERI METRO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-54546	45-1877342
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2575 Eastern Blvd., Suite 102, York, PA 17402

(Address of principal executive offices)

717-434-0668

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common stock

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.000001 par value per share	ARMT	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Full Disclosure

Letter of Notice in conjunction with the Internal Side Agreement between Ameri Metro Infrastructure Cryptocurrency Inc. and TDA Global Systems dated January 22, 2022 exhibit A was sent to Todd Owen on 11/21/2022 by email.

At this time after well over six (6) Months of non-performance with respect to the monetization, of the Bonds for the financing of the State Infrastructure project by Mr. Owen and his various corporate entities, we hereby are serving this Letter of Notice to exercise the Internal Side Agreement and bring our business relationship to a close effective immediately.

This above item supersedes any 8 K’s previously filed disclosing any relationship with TDA Global Systems LLC or any of their affiliates worked on this bond etc.

All internal financial records will be reset back to last filed financial statements.

Item 9.01 Financial Statements and Exhibits.

99.1	Internal Side Agreement
99.2	Letter of Notice to TDA
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 14, 2023

Ameri Metro, Inc.

/s/ Robert Todd Reynold
By:	Robert Todd Reynold
Title:	BOD / CRO

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